Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-11

Fermi LLC

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001	(1)	457(a)	28,750,000		$22.00	$632,500,000.00	0.0001531	$96,836.00
Fees Previously Paid	Equity	Common Stock, par value $0.001		457(o)		$		$1.00		$0.00

Total Offering Amounts:								$632,500,001.00		96,836.00
Total Fees Previously Paid:										22,965.00
Total Fee Offsets:										0.00
Net Fee Due:										$73,871.00

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

Includes the aggregate offering price of additional shares that the underwriters have the option to purchase.